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                                                                   EXHIBIT 10.16


              RESTATED AND AMENDED MANAGING DIRECTOR'S AGREEMENT

Agreement made as of November 16, 1999, by and between Michaelson Kelbick Partners Inc., a New York corporation with offices at 335 Madison Avenue, 8th Floor, New York, New York 10017(the "Corporation") and Hillary Kelbick, residing at _____________________________ ("Hillary").

                             W I T N E S S E T H:

Whereas, Hillary and the Corporation are parties to a Restated and Amended Managing Director's Agreement dated as of June 18, 1999 (the "Old Agreement").

Whereas, the Corporation and Hillary desire to amend and restate the Old Agreement in the manner and on the terms and conditions set forth below.

Now, therefore, in consideration of the premises, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Old Agreement as follows:

1. Employment. The Corporation hereby continues its employment of Hillary for the Term (as hereinafter defined) and Hillary hereby accepts such employment upon the terms and conditions hereinafter set forth.

2.   Term.

     (a) The Term of this agreement is three (3) years, commencing on September 11, 1997 and ending on September 10, 2000 (the "Term"), unless earlier terminated by the Corporation or by Hillary in accordance with the provisions hereof. This agreement shall be automatically renewed for periods of one (1) year each (the "Renewal Term") unless either party shall give the other notice of her or its desire to terminate this agreement no later than on the June 1st immediately preceding the expiration of the then current term, in which event Hillary's employment shall terminate at the end of the Term or the applicable Renewal Term, as the case may be. The Term and the Renewal Term are hereinafter collectively referred to as the Term.

     (b)  If Hillary has not given notice to the Corporation on or before
June 1, 2000 that she elects not to renew this agreement at the expiration of the Term and the Corporation gives notice to Hillary that it elects not to renew this agreement at the expiration of the Term, then and only in such event, provided that Hillary's employment is not properly terminated by the Corporation for cause pursuant to and in accordance with the provisions of Section 7 below, in addition to and without limitation of any other compensation, severance payments or employment benefits which may be or become due from the Corporation to Hillary pursuant to this agreement (but not in addition to any severance payment which may be due pursuant to the provisions of subparagraph (c) of this
Section 2, it being understood that such severance payment and the severance payment payable pursuant to this subparagraph (b) are mutually exclusive), the Corporation shall pay to Hillary, within ten (10) days following the expiration of the Term, a severance payment in the amount of Three Hundred Fifty Thousand ($350,000.00) Dollars.
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     (c)  If Hillary elects not to renew this Agreement at the expiration of the
Term and Hillary's employment is not properly terminated by the Corporation for cause pursuant to and in accordance with the provisions of Section 7 below, then and only in such event, in addition to and without limitation of any other compensation, severance payments or employment benefits which may be or become due from the Corporation to Hillary pursuant to this agreement (but not in addition to any severance payment which may be due pursuant to the provisions of subparagraph (b) of this Section 2, it being understood that such severance payment and the severance payment payable pursuant to this subparagraph (c) are mutually exclusive), the Corporation shall pay to Hillary, within ten (10) days following the expiration of the Term, a severance payment in the amount of Two Hundred Fifty Thousand ($250,000.00) Dollars.

     (d) For purposes of this agreement, the term "employment benefits" shall be deemed to include Hillary's Annual Bonus (as such term is hereinafter defined).

3. Duties. Hillary is engaged for the term hereof as a Managing Director of the Corporation and shall perform and discharge well and faithfully the duties which may be undertaken by Hillary in such capacity from time to time, such duties to be substantially similar to the duties heretofore undertaken by Hillary as a Managing Director of the Corporation. The duties of Hillary shall include jointly managing with Susan Michaelson or her successor ("Susan"), the Corporation's day-to-day operations, including, with-out limitation, hiring, training, supervising and terminating employees, determining employee compensation (including incentives) and employment policy, including assignment of employees' duties and how same are to be performed, all aspects of client relationships, and maintaining the Corporation's books and records, serving as a member of the Board of Directors and any other duties as may be determined by the Board of Directors; it being the intent of the parties that Hillary and Susan shall together exercise full management control of the day-to-day operations of the Corporation for so long as both Susan and Hillary are employed by the Corporation.

4. Extent of Services. During the period in which Hillary is employed by the Corporation, Hillary shall devote Hillary's entire active business time, best efforts, attention, skill and energies to the business of the Corporation and shall not during such period be engaged in any other business activity pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Hillary from investing Hillary's personal assets in businesses which do not compete with the Corporation in such form or manner as will not require any active business services on the part of Hillary in the operation of the affairs of the companies in which such investments are made and in which Hillary's participation is solely that of a passive investor.

5.   Compensation.

     (a) For all services rendered by Hillary pursuant to this agreement, the Corporation shall pay Hillary an annual salary payable biweekly, in arrears, as follows: (i) One Hundred Fifty Thousand ($150,000.00) Dollars per annum during the period commencing on September 11, 1997 through September 30, 1998; and (ii) Two Hundred Fifty Thousand ($250,000.00) Dollars per annum during the period commencing on October 1, 1998 through the balance of the Term. Such salary shall be subject to periodic increases as shall be determined by the Board of Directors of the Corporation.

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     (b)  Hillary shall be eligible to participate in the Corporation's annual incentive compensation pool (the "Bonus Pool") in an amount to be determined annually by the Corporation's Board of Directors based upon the joint recommendation of Hillary and Susan. The portion of the Bonus Pool to which Hillary shall become entitled for any fiscal year of the Corporation is hereinafter referred to as "Hillary's Annual Bonus". For any fiscal year of the Corporation, the Bonus Pool shall not exceed in the aggregate an amount equal to thirty (30%) percent of the Corporation's annual net profits before taxes determined by the Corporation's outside accounting firm, subject to review and approval by the accounting firm which prepares the consolidated financial statements for all of the companies affiliated with FPC, in accordance with generally accepted accounting principles, consistently applied, as if the Corporation were not a member of an affiliated group of corporations. Hillary's Annual Bonus shall be payable in cash or, if agreed to by Hillary, the Board of Directors of the Corporation and the Board of Directors of Financial Performance Corporation ("FPC"), such amount may be payable, in whole or in part, in options or warrants to acquire common stock or other securities of FPC (hereinafter, the "Bonus Securities") which shall have typical "piggy-back" registration rights and which shall contain such other terms and conditions, including, without limitation, term, exercise price and number of securities issued, as the Board of Directors of the Corporation and FPC shall jointly reasonably determine represents equivalent value to the cash bonus or portion thereof which would otherwise be payable to Hillary. Further, during the six (6) month period commencing on the date of issuance of the Bonus Securities (hereinafter, the "Sales Period") FPC shall use its reasonable efforts together with the investment banking firms then providing financial services to FPC, to the extent reasonably practicable and appropriate, to assist Hillary in arranging for the exercise and sale of the Bonus Securities. The term "Bonus Securities", as used herein, shall mean and include all options, warrants, common stock or other securities of FPC issued to Hillary in full or partial payment of Hillary's Annual Bonus and, in the case of derivative securities such as options and warrants, all of the common stock underlying such derivative securities. The "piggy-back" registration rights referred to above shall apply to all common stock underlying any derivative securities and shall obligate FPC to register such stock at such time as FPC registers other common stock in connection with a public offering of securities, at FPC's sole cost and expense.

     (c) If (i) Hillary shall exercise and sell all of the Bonus Securities during the Sales Period and (ii) the aggregate gross sales price received by Hillary for the sale of the Bonus Securities less the aggregate amount of all warrant or option exercise consideration in respect of the Bonus Securities paid by Hillary to FPC during the Sales Period (hereinafter, the "Gross Sales Proceeds") shall be less than the agreed-upon equivalent cash value of Hillary's Bonus which shall have been paid by issuance of the Bonus Securities as set forth in subsection (b) above (hereinafter, the "Equivalent Cash Value"), then within thirty (30) days after the Corporation's receipt from Hillary of notice thereof setting forth, in reasonable detail, the calculation of such difference together with copies of all pertinent supporting documentation relating thereto, the Corporation shall pay to Hillary, in cash, an amount (hereinafter, the "Shortfall") equal to the difference between the Equivalent Cash Value and the Gross Sales Proceeds. The Corporation shall not be obligated to make payment of the Shortfall to Hillary unless all of the Bonus Securities are exercised and sold by Hillary prior to the expiration of the Sales Period.

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6.   Employment Benefits.  Hillary shall be entitled to four (4) weeks vacation for each one (1) year of Hillary's employment pursuant to this agreement, during which Hillary's salary shall be paid in full. Hillary shall be entitled to reimbursement of reasonable out-of-pocket business expenses incurred on behalf of the Corporation, provided that such expenses are reasonably necessary and are properly documented. Hillary shall be entitled to privileges under any retirement, pension, long-term or short-term disability insurance plan which may hereafter be adopted by the Corporation for the benefit of its employees. The Corporation agrees to provide Hillary with and shall pay all premiums for family coverage under a group health insurance plan reasonably comparable to the coverage currently provided to Hillary by the Corporation, to the extent same is reasonably obtainable by the Corporation. The Corporation shall also provide Hillary with (i) a clothing expense allowance in the amount of ten thousand and 00/100
($10,000.00) dollars for the first year of the Term and fifteen thousand and 00/100 ($15,000.00) dollars for each remaining year of the Term and (ii) a leased automobile of Hillary's choice throughout the Term.

7.   Termination.

     (a) The Corporation may, at its election in accordance with the procedures more particularly set forth below, terminate this agreement for cause. For purposes of this agreement, "cause" shall be defined as and limited to the following: (i) a material breach by Hillary of any material term of this agreement which causes substantial damage to the reputation, business or property of the Corporation, any of the Corporation's affiliates or any of the Corporation's (or any affiliate's) customers and which shall not have been cured within thirty (30) days of receipt by Hillary of notice of such breach; (ii) a continued failure of Hillary after thirty (30) days' notice of a prior failure to devote Hillary's full active business time (as more particularly described in Section 4 above) to the performance of Hillary's duties hereunder; (iii) an act of willful misconduct in the performance of Hillary's duties hereunder which causes substantial damage to the reputation, business or property of the Corporation, any of the Corporation's affiliates or any of the Corporation's customers including, without limitation, any oral or written misrepresentation relating to the Corporation or any of the Corporation's (or any affiliate's) customers; (iv) conviction of a felony; or (v) substantial, continuing and willful improper performance or non-performance of any of Hillary's material duties hereunder. For purposes of this subsection (a), no act, or failure to act, on Hillary's part shall be considered "willful" unless done, or omitted to be done, by her not in good faith or without reasonable belief that her action or omission was in the best interests of the Corporation. Notwithstanding the foregoing, Hillary shall not be deemed to have been terminated for cause without
(i) thirty (30) days' notice to Hillary setting forth the reasons for the Corporation's intention to terminate for cause, (ii) an opportunity for Hillary, together with her counsel, to be heard before the Corporation's board of directors, and (iii) delivery to Hillary of a Notice of Termination as defined in subsection (d) below from an executive officer of the Corporation finding that in the good faith opinion of the Corporation's Board of Directors or in the good faith opinion of the Board of Directors of FPC, Hillary was guilty of conduct set forth or described above in justifying the Corporation's termination of Hillary's employment for cause and specifying the particulars thereof in detail.

     (b) Hillary may terminate her employment under this agreement for Good Reason (as hereinafter defined). For purposes of this agreement, "Good Reason" shall mean (i) a Change of Control (as defined below) of the Corporation or of FPC which shall have been in effect for a

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period of at least ninety (90) consecutive days; provided, however, that at any time within six months of the date of this Agreement Hillary shall be unable to work harmoniously and effectively with the personnel constituting the new management of the Corporation or FPC resulting from such Change of Control (if any) in the case of FPC, only to the extent that such inability relates to matters solely relating to the management and operations of the Corporation,
(ii) a failure by the Corporation to comply with any material provision of this agreement which noncompliance shall have a material adverse effect upon Hillary and which shall not have been cured within thirty (30) days after notice of such noncompliance has been given by Hillary to the Corporation pursuant to this agreement, (iii) if Hillary's management functions, duties or responsibilities or any other material aspect of Hillary's employment shall have been materially and adversely changed by the Corporation for a period in excess of thirty (30) consecutive days notwithstanding Hillary's written objection thereto or (iv) any purported termination of Hillary's employment which is not properly effected pursuant to a Notice of Termination satisfying the requirements of subsection
(d) below (and for purposes of this agreement no such purported termination shall be effective).

     (c) For the purpose of this agreement, a "Change of Control" shall be deemed to have taken place if: (i) a third person, including a "group" as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes (other than as a result of a purchase from the Corporation) the beneficial owner of shares of the Corporation or of FPC having more than thirty (30%) percent of the total number of votes that may be cast for the election of directors of the Corporation or of FPC and such beneficial ownership continues for thirty (30) consecutive days, or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination of the foregoing transactions relating to the Corporation or to FPC (hereinafter referred to as a "Transaction") the persons who were directors of the Corporation or of FPC before the Transaction shall cease for any reason to constitute at least a majority of the Board of Directors of the Corporation or of FPC, as the case may be, or any successor(s) of either of such entities. For purposes of this Section 7, the acquisition on the date hereof by each of Messrs. Jeffrey Silverman and Ronald Nash of a portion of Robert Trump's interest in FPC shall be deemed a "Change of Control" subject to the provisions of subsection 7(b).

     (d) Any termination of Hillary's employment by the Corporation or by Hillary (other than termination by reason of Hillary's death or disability as set forth in Section 14 below) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Hillary's employment under the provision so indicated.

     (e) "Date of Termination" shall mean (i) if Hillary's employment is terminated by her death, the date of her death, (ii) if Hillary's employment is terminated pursuant to subsection (c) above, the date specified in the Notice of Termination, and (iii) if Hillary's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided that if within thirty (30) days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final

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judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

8.   Compensation Upon Termination or During Disability.

     (a) During any period that Hillary fails to perform her duties hereunder as a result of incapacity due to physical or mental illness ("disability period"), Hillary shall continue to receive her full salary at the rate then in effect for such period and all employment benefits due to Hillary until her employment is terminated pursuant to Section 7 above, provided that payments so made to Hillary during the disability period shall be reduced by the sum of the amounts, if any, payable to Hillary at or prior to the time of any such payment under disability benefit plans of the Corporation and which were not previously applied to reduce any such payment.

     (b) If Hillary's employment is terminated by her death, the Corporation shall pay to Hillary's spouse, or if she leaves no spouse, to her estate, within thirty (30) days of Hillary's death, all salary and employment benefits due to Hillary accrued through the date of her death.

     (c) If Hillary's employment shall be properly terminated for cause pursuant to all of the applicable provisions of this agreement, the Corporation shall pay Hillary her full salary only through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Corporation shall have no further obligations to Hillary under or pursuant to this Agreement.

     (d) If (i) in breach of this agreement, the Corporation shall terminate Hillary's employment other than pursuant to subsection 7(a) above (termination for cause) or Section 14 below (termination by reason of death or disability)(it being understood that a purported termination by the Corporation pursuant to subsection 7(a) above or Section 14 below which is disputed and finally determined not to have been proper shall be deemed a termination by the Corporation in breach of this agreement) or (ii) Hillary shall terminate her employment for Good Reason, then

          (I) the Corporation shall pay Hillary her full salary and all employment benefits due to Hillary through the Date of Termination at the rate in effect at the time the Notice of Termination is given;

          (II) in lieu of any further salary payments to Hillary for periods subsequent to the Date of Termination, the Corporation shall pay to Hillary, as severance pay (and not as a penalty to the Corporation), an amount equal to the product of (A) Hillary's annual base salary rate in effect as of the Date of Termination, multiplied by (B) the number two (2), such payment to be made (X) if resulting from a termination based on a Change of Control of the Corporation or of FPC in a lump sum on or before the thirtieth (30th) day following the Date of Termination, or (Y) if resulting from any other cause, in substantially equal semi-monthly installments on the fifteenth and last days of each month commencing with the month in which the Date of Termination occurs and continuing for forty-eight (48) consecutive semimonthly payment dates (including the first such date as aforesaid), without interest;

          (III) in addition to the payments referred to in clause (I) and (II) above, if termination of Hillary's employment arises out of a breach by the Corporation of this agreement,

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the Corporation shall also pay to Hillary (i) the severance payment of Three
Hundred Fifty Thousand ($350,000.00) Dollars payable pursuant to subsection 2(b) of this agreement plus (ii) all other damages to which Hillary may be entitled as a result of such breach, including damages for any and all loss of benefits to Hillary under the Corporation's employee benefit plans (other than the Corporation's Bonus Compensation Plan) which Hillary would have received if the Company had not breached this agreement and had Hillary's employment continued for the full term provided in Section 2 hereof.

     (e) Unless Hillary's employment is properly terminated by the Corporation for cause, the Corporation shall maintain in full force and effect, for the continued benefit of Hillary for the greater of the number of years (including partial years) remaining in the term of employment hereunder or the number two
(2), all employee benefit plans and programs in which Hillary was entitled to participate immediately prior to the Date of Termination, provided that Hillary's continued participation is possible under the general terms and provisions of such plans and programs. In the event that Hillary's participation in any such plan or program is barred, the Corporation shall arrange to provide Hillary with benefits substantially similar to those which Hillary would otherwise have been entitled to receive under such plans and programs from which her continued participation is barred.

     (f) Unless Hillary's employment is properly terminated by the Corporation for cause, Hillary's Annual Bonus shall continue to be paid after the Date of Termination for a period not to exceed six (6) months with respect to all unfinished projects for which the Corporation shall have been engaged as of the Date of Termination. The amount of Hillary's Annual Bonus payable subsequent to the Date of Termination as aforesaid shall be based upon the Corporation's net profits before taxes which are allocable to such projects, as determined by the Corporation's outside accounting firm, subject to review and approval by the accounting firm which prepares the consolidated financial statements for all of the companies affiliated with FPC, in accordance with generally accepted accounting principles, consistently applied, as if the Corporation were not a member of an affiliated group of corporations.

     (g) The Corporation may withhold from any payments or other benefits payable to Hillary pursuant to this Section 8 or any other provision of this agreement all federal, state, city or other taxes as shall be required pursuant to any law, government regulation or ruling.

9. Disclosure of Information. Hillary recognizes and acknowledges that the Corporation's trade secrets and know-how as they may exist from time to time are a valuable, special and unique asset of the Corporation's business, access to and knowledge of which are essential to the performance of Hillary's duties hereunder. For the purposes of this agreement, Confidential Information includes any and all information (i) disclosed or made available to Hillary or known by Hillary in consequence of or through the employment of Hillary by the Corporation and not generally known in the industry in which the Corporation or any of the Corporation's customers is or may be engaged, or which is beneficial to the Corporation, or any of the Corporation's customers in the promotion or operation of their respective businesses, (ii) relating to the business, business practices, operation, affairs, practices, procedures, policies or methods of the Corporation, (iii) constituting customer lists, (iv) constituting marketing information and (v) constituting training materials. The term "Confidential Information" does not include information that is known to the public other than as a result of a disclosure by you or any other

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person or entity which has a confidentiality obligation to the Corporation or
FPC with respect to such information. Since the services of Hillary are unique, extra-ordinary and of a specialized character which will require Hillary to handle Confidential Information of the Corporation and of the Corporation's suppliers and customers, Hillary shall not, at any time during the term of this agreement or thereafter, make use of any Confidential Information for the benefit of any person or entity (other than the Corporation) nor shall Hillary disclose any Confidential Information to any person or entity for any reason or purpose whatsoever. Notwithstanding the foregoing, this paragraph 9 shall not be applicable in the event (i) Hillary terminates her employment for Good Reason as defined in subparagraph 7(b) hereof; (ii) the Corporation terminates this Agreement for a reason other than "cause"; or (iii) the Corporation elects not to renew this Agreement at the expiration of the Term or a Renewal Term.

10. Covenant Not to Solicit. Hillary, either as a proprietor, partner, employee, agent, consultant, director, officer, controlling stockholder or in any other capacity or manner whatsoever, for a period of one (1) year after the date of expiration or other termination of this agreement, shall not interfere with, disrupt, or attempt to disrupt the relationship, contractual or otherwise, between the Corporation and any customer, client, employee or independent contractor of the Corporation or provide any services to, as the case may be, any accounts, clients or customers of the Corporation (or any accounts, clients or customers which were contacted or solicited by the Corporation during the term of this Agreement) with whom Hillary had any direct or indirect contact during her employment hereunder. Notwithstanding the foregoing, this paragraph 10 shall not be applicable in the event (i) Hillary terminates her employment for Good Reason as defined in subparagraph 7(b) hereof; (ii) the Corporation terminates this Agreement for a reason other than "cause"; or (iii) the Corporation elects not to renew this Agreement at the expiration of the Term or a Renewal Term.

11. Return of Documents. Upon termination of employment with the Corporation, Hillary shall promptly return to the Corporation all documents, notes, records and other materials of the Corporation in Hillary's possession, whether prepared by Hillary or others, including, without limitation all materials and information stored on computer disk or other electronic media; provided, that the foregoing restriction shall not apply in the event (i) Hillary terminates her employment for Good Reason as defined in subparagraph 7(b) hereof; (ii) the Corporation terminates this Agreement for a reason other than "cause"; or (iii) the Corporation elects not to renew this Agreement at the expiration of the Term or a Renewal Term, with respect to any documents, notes, records and other materials of the Corporation which are needed by Hillary to operate any business engaged in by Hillary upon termination of this Agreement (the "Retained Materials"); provided however, that Hillary shall deliver a copy of all such Retained Materials to the Corporation within ten (10) days of the date of termination of Hillary's employment.

12. Enforcement of Non-Disclosure and Non-Solicitation Provisions. It is the desire and intent of the par-ties that the provisions of Sections 9, 10 and 11 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion or portions of such Sections 9, 10 or 11 shall be adjudicated to be invalid or unenforceable, such Sections shall be deemed amended to delete therefrom the portion or portions thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such Sections in the particular jurisdiction in which

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such adjudication is made. The provisions of Sections 9, 10, 11 and 13 shall survive the expiration or earlier termination of this agreement.

13. Injunctive Relief. If there is a breach or threatened breach of any of the provisions of Sections 9, 10 or 11 of this agreement, the Corporation shall be entitled to an injunction restraining Hillary from such breach. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies for such breach or threatened breach.

14. Disability/Death. Hillary's employment under this agreement shall terminate upon the death or, at the election of the Corporation, the physical or mental disability of Hillary. For purposes of this agreement, Hillary shall be deemed to be disabled if she is unable to perform her services for twelve (12) consecutive months. If the Corporation elects to terminate this agreement pursuant to this Section 14, the Corporation shall notify Hillary of the Corporation's decision to terminate Hillary's employment hereunder by means of a Notice of Termination pursuant to the provisions of subsection (d) of Section 7 above. From and after such termination of employment of Hillary pursuant to this
Section 14, Hillary's compensation and rights thereto and all of Hillary's other rights under this agreement shall terminate except as otherwise specifically set forth in Section 8 above.

15. Notices. Any notice required or permitted to be given under this agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to Hillary's mailing address set forth above, or by personal delivery to Hillary, in the case of Hillary, to its office address set forth above, in the case of the Corporation, with a copy sent in like manner to such counsel as the Corporation shall designate by written notice to Hillary. Notices shall be deemed given two (2) business days after mailing, or on the date personal delivery is effected, as the case may be.

16. Waiver of Breach. The waiver by any party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent or other breach by the other party. Any waiver must be in writing.

17. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be waived, changed, modified or extended orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or extension is sought.

18. Applicable Law. This agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the application of conflict of laws.

19. Severability. If any provision of this agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this agreement shall nevertheless be binding upon the Corporation and Hillary with the same effect as though the void or unenforceable provision had been severed and deleted.

20. Conflict. If any provision of this agreement is found to be in conflict with any provision of any other agreement to which the Corporation and Hillary are parties, the provision of such other agreement shall control.

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21.  Arbitration.  If any dispute shall arise between the Corporation and
Hillary with regard to this agreement, such dispute shall be promptly submitted to and decided by arbitration by the American Arbitration Association in the City and County of New York in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the arbitrators shall be final, shall include an award of reasonable legal fees and costs to the prevailing party as determined by the arbitrator(s) and judgment may be entered upon the award in accordance with applicable law in any court having jurisdiction.

22. Prior Managing Director's Agreements. Notwithstanding anything to the contrary, any prior Managing Director's Agreement between the Corporation and Hillary (including, without limitation, the Old Agreement) is hereby deemed terminated and is superseded in all respects by this agreement.

      In witness whereof, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.

                                    Corporation:

                                    Michaelson Kelbick Partners Inc.

                                    By:
                                       -----------------------------
                                       Hillary Kelbick
                                       Managing Director

                                    By:
                                       -----------------------------
                                       Susan Michaelson
                                       Managing Director



                                    --------------------------------
                                    Hillary Kelbick



The provisions of Sections 5(b) and 5(c) relating to the possible issuance of Bonus Securities are hereby consented to:

Financial Performance Corporation

By:
   ----------------------------
   William F. Finley, President

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